Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

EMBECTA CORP.

These Amended and Restated Bylaws (these “Bylaws”) of Embecta Corp., a Delaware corporation (the “Corporation”), are effective as of August 2, 2023 and hereby amend and restate the previous amended and restated bylaws of the Corporation in its entirety:

ARTICLE 1

OFFICES AND RECORDS

Section 1.    Offices. The address of the registered office of the Corporation in the State of Delaware shall be as stated from time to time in the Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”). The Corporation may have such other offices, either inside or outside of the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 2.    Books and Records. The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE 2

STOCKHOLDERS

Section 1.    Meetings.

(a)    Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and time as may be fixed by resolution of the Board of Directors.

(b)    Special Meeting. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends, voting or upon liquidation (the “Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may only be called by or at the direction of (i) the Chairman of the Board of Directors or (ii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).

(c)    Place of Meeting / Record Date. The Board of Directors or the Chairman of the Board of Directors, as the case may be, may designate the place of meeting for any annual or special meeting of the stockholders or may designate that the meeting be held by means of remote communication. If no designation is so made, the place of meeting shall be the principal office of the Corporation. The record date for, and the date and time of, any special meeting shall be fixed by the Board of Directors.

(d)    Notice of Meeting. Written or printed notice, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) (except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the DGCL. Such further notice shall be given as may be required by applicable law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Article VIII, Section 2 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and unless the Certificate of Incorporation otherwise provides, any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

(e)    Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the Board of Directors or the Chief Executive Officer may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place, if any, of adjourned meetings need be given except as required by applicable law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(f)    Organization. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate as chairman of the meeting, or in the absence of such a person, the Chairman of the Board of the Directors, or if none or in the Chairman of the Board of Directors’ absence or inability to act, the Chief Executive Officer, or if none or in the Chief Executive Officer’s absence or inability to act, the President, or if none or in the President’s absence or inability to act, a Vice President, or, if none of the foregoing is present or able to act, by a chairman to be chosen by the holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting. The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

(g)    Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the DGCL) by the stockholder, or by such stockholder’s duly authorized attorney in fact.

Section 2.    Order of Business.

(a)    Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of individuals for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (iii) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws. For nominations of individuals for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (A) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting,

(B) be entitled to vote at such annual meeting and (C) comply with the procedures set forth in these Bylaws as to such business or nomination. Subject to Article II, Section 8 of these Bylaws, the immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders, including for solicitations of proxies subject to Rule 14a-19 under the Exchange Act.

(b)    Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting. If the Board of Directors has determined that directors shall be elected at a special meeting of stockholders and the Corporation’s notice of meeting specifies that such business shall be conducted at the special meeting, then nominations of individuals for election to the Board of Directors may be made at such special meeting by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the procedures set forth in these Bylaws as to such nomination. This Article II, Section 2(b) shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders.

(c)    General. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

Section 3.    Advance Notice of Nominations and Business.

(a)    Annual Meeting of Stockholders. Without qualification or limitation, subject to Article II, Section 3(c)(v) of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Article II, Section 2(a) of these Bylaws, the stockholder must have given timely notice thereof (including, in the case of any nomination of individuals for election to the Board of Directors, the completed and signed questionnaire, representation and agreement required by Article II, Section 4 of these Bylaws), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first (1st) anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first (1st) public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first (1st) anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article II, Section 3(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. The number of nominees a stockholder may nominate for election shall not exceed the number of directors to be elected at the annual meeting.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof. The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting, subject to the provisions of Article II, Section 2(b) of these Bylaws. Subject to Article II, Section 3(c)(v) of these Bylaws, if the Corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board of Directors, then, subject to the provisions of Article II, Section 2(b) of these Bylaws, any stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that, the stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Article II, Section 4 of these Bylaws), and timely updates and supplements thereof in each case in proper form, in writing, to the Secretary.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first (1st) public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof.

(c)    Disclosure Requirements.

(i)    To be in proper form, a stockholder’s notice pursuant to Article II, Section 2 or this Article II, Section 3 of these Bylaws must include the following, as applicable:

(A)    As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, a stockholder’s notice must set forth:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, if any, (2) (a) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith, if any, together with proof of ownership similar to that required under Rule 14a-8 of the Exchange Act, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, future, forward, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, future, forward, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, if any, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit (including profits interests) derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, if any, (c) any proxy, contract, agreement, arrangement, understanding, or relationship (whether written or oral) pursuant to which such stockholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, if any, has any right to vote any class or series of shares of the Corporation, (d) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” or “stock loaning” agreement or arrangement, involving such stockholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, if any, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, if any, with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (e) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, if any, that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (g) any performance-related fees (other than an asset-based fee) to which such stockholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, if any, is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith, if any,

(h) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, if any, and (i) any direct or indirect interest of such stockholder, such beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith, if any, in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (3) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith, if any, and (4) any other information relating to such stockholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(B)    If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth: (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner, if any, and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment), and (3) a description of all agreements, arrangements and understandings (whether written or oral) between such stockholder, such beneficial owner, if any, and any of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(C)    As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (A) above, also set forth: (1) the name, age, business and residence addresses of such person, (2) the principal occupation or employment of such person, (3) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in any proxy statement and accompanying proxy card relating to the Corporation’s next annual meeting or special meeting, as applicable, and to serving as a director if elected) and (4) a reasonably detailed description of all direct and indirect compensation and other monetary agreements, arrangements and understandings (whether written or oral), including the amount of any payment or payments received or receivable thereunder, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, if any, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, if any, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 or any successor provision promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, if any, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(D)    With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (A) and (C) above, also include (1) a completed and signed questionnaire, representation and agreement required by Article II, Section 4 of these Bylaws and

(2) in the event that the stockholder proposes to nominate for election or reelection to the Board of Directors director nominees other than the Corporation’s nominees, a written statement that the stockholder intends to solicit the holders of at least sixty-seven percent (67%) of the voting power of the Corporation’s outstanding capital stock entitled to vote on the election of directors in accordance with Rule 14a-19 under the Exchange Act and has otherwise complied or will otherwise comply with the requirements of Rule 14a-19 under the Exchange Act. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. For the avoidance of doubt, any information provided pursuant to this Article II, Section 3 shall not be deemed to cure any deficiencies in any notice provided by a stockholder, extend any applicable deadlines under these Bylaws, or enable or be deemed to permit a stockholder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before a meeting of stockholders. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws, including without limitation, Article II, Sections 2, 3 and 4, shall be eligible for election as directors.

(ii)    A stockholder seeking to submit business at a meeting must promptly provide any other information reasonably requested by the Corporation. Unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) submitting business does not appear at a meeting of stockholders to present such business, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation.

(iii)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iv)    Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered. Notwithstanding anything to the contrary contained in this Article II, Section 3, the Board of Directors may waive any of the provisions of this Article II, Section 3.

(v)    Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement or accompanying proxy card any nomination of a director or directors or any other business proposal.

(vi) If any information submitted pursuant to this Article II, Section 3 fails to be provided or is inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. The stockholder providing the notice shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any such information, including if a stockholder giving notice of any nomination no longer plans to solicit proxies in accordance with its representation pursuant to this Article II, Section 3, within two (2) business days of becoming aware of such inaccuracy or change.

(vii) Notwithstanding the foregoing provisions of this Article II, Section 3, unless otherwise required by law, (1) no stockholder shall solicit proxies in support of director nominees, other than the Corporation’s nominees, unless such stockholder has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the requirement to provide the Corporation with the notices required thereunder in a timely manner and (2) if any stockholder (A) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act or fails to timely provide reasonable evidence sufficient to satisfy the Corporation in good faith that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence, then the nomination of each such director nominee shall be disregarded and any proxies or votes solicited for the stockholder’s director nominees shall be disregarded. If any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable documentary evidence that such person has met the requirements of Rule 14a-19 under the Exchange Act, including clause (a)(3) thereof, together with a representation that such person has complied with the requirements of Rule 14a-19 under the Exchange Act.

(viii) A stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

Section 4.    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person nominated by a stockholder for election or reelection to the Board of Directors must deliver (in accordance with the time periods prescribed for delivery of notice under Article II, Section 3 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (a) is not and will not become a party to (i) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (ii) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) will comply with the Corporation’s corporate governance guidelines and other policies applicable to its directors, and has disclosed therein whether all or any portion of securities of the Corporation were purchased with any financial assistance provided by any other person and whether any other person has any interest in such securities, (d) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time, (e) consents to being named as a nominee in any proxy statement relating to the next annual meeting or special meeting, as applicable, pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card and agrees to serve if elected as a director, and (f) will abide by the requirements of Article II, Section 5 of these Bylaws.

Section 5.    Procedure for Election of Directors; Required Vote.

(a)    Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election. Votes cast shall include votes against in each case and exclude abstentions and broker nonvotes with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the later of (i) the close of the applicable notice of nomination period set forth in Article II, Section 3 of these Bylaws or under applicable law and (ii) the last day on which a Nomination Notice may be delivered in accordance with the procedures set forth in Article II, Section 8, based on whether one

(1) or more notice(s) of nomination or Nomination Notice(s) were timely filed in accordance with said Article II, Section 3 and/or Section 8, as applicable; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one (1) or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(b)    If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by Article II, Section 4 of these Bylaws. The Corporate Governance and Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article III, Section 8 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 2 of these Bylaws.

(c)    Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

(d)    Any individual who is nominated for election to the Board of Directors and included in the Corporation’s proxy materials for an annual meeting, including pursuant to Article II, Section 8 shall tender an irrevocable resignation effective immediately, upon a determination by the Board of Directors or any committee thereof that (1) the information provided to the Corporation by such individual, or if applicable, by the Eligible Stockholder (or any stockholder, fund that is a Qualifying Fund (as defined in Article II, Section 8) and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) who nominated such individual, was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (2) such individual, or if applicable, the Eligible Stockholder (including each stockholder, fund that is a Qualifying Fund and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) who nominated such individual, shall have breached any representations or obligations owed to the Corporation under these Bylaws.

Section 6.    Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one (1) or more inspectors, which inspector or inspectors may, but does not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One (1) or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for the matters upon which the stockholders will vote at a meeting.

Section 7.    No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 8.    Inclusion of Stockholder Nominees in Proxy Statement.

(a)    Subject to the provisions of this Article II, Section 8, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders): (i) the names of any person or persons nominated for election (each, a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to twenty (20) Eligible Stockholders that, as determined by the Board of Directors, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Article II, Section 8 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (ii) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Article II, Section 8(d)(ii); provided that, such statement does not exceed five hundred (500) words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”)); and (iv) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any information relating to the Eligible Stockholder or Stockholder Nominee any of the information provided pursuant to this Article II, Section 8 and any solicitation materials or related information with respect to a Stockholder Nominee.

For purposes of this Article II, Section 8, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Stockholder, any Nominating Stockholder, any Stockholder Nominee and any other person so long as it is made in good faith (without any further requirements). The chairman of any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Article II, Section 8 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.

(b)    Maximum Number of Stockholder Nominees.

(i)    The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of directors constituting the greater of (A) two (2) or (B) twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Article II, Section 8 (rounded down to the nearest whole number) (the “Maximum Number”).

(ii)    The Maximum Number for a particular annual meeting shall be reduced by: (A) Stockholder Nominees whose nominations are withdrawn by the Nominating Stockholder or who become unwilling to serve on the Board of Directors; (B) Stockholder Nominees who the Board of Directors itself decides to nominate for election at such annual meeting; and (C) the number of incumbent directors who had been Stockholder Nominees at any of the preceding two (2) annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors.

In the event that one (1) or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Article II, Section 8(c)(vi) but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. In no circumstance shall the Maximum Number exceed the number of directors to be elected at the applicable meeting as noticed by the Corporation.

(iii)    If the number of Stockholder Nominees pursuant to this Article II, Section 8 for any annual meeting of stockholders exceeds the Maximum Number, then, promptly upon notice from the Corporation, each Nominating Stockholder will select one (1) Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one (1) Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Article II, Section 8(c)(vi), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Article II, Section 8, as determined by the Board of Directors, or the Maximum Number is reached, a Nominating Stockholder withdraws its nomination or has its nomination withdrawn or a Stockholder Nominee becomes unwilling to serve on the Board of Directors or is thereafter not submitted for director election, whether before or after the mailing or other distribution of the definitive proxy statement, then the Corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement Stockholder Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (B) may otherwise communicate to its stockholders, including, without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders.

(c)    Eligibility of Nominating Stockholder.

(i)    An “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in this Article II, Section 8(c) continuously for the three (3) year period specified in subsection (c)(ii) of this Article II, Section 8(c) below or (B) provides to the Secretary of the Corporation, within the time period referred to in Article II, Section 8(c)(vi), evidence of continuous ownership of such shares for such three (3) year period from one (1) or more securities intermediaries in a form that the Board of Directors determines acceptable.

(ii)    An Eligible Stockholder or group of up to twenty (20) Eligible Stockholders may submit a nomination in accordance with this Article II, Section 8(c) only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Corporation’s common stock throughout the three (3) year period preceding and including the date of submission of the Nomination Notice and as of the record date for determining stockholders eligible to vote at the annual meeting, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one (1) Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors that demonstrates compliance with the following criteria (each such fund, a “Qualifying Fund”): (A) funds under common management and investment control; (B) funds under common management and funded primarily by the same employer; or (C) a “group of investment companies” (as defined in the Investment Company Act of 1940, as amended); provided that, each fund otherwise meets the requirements set forth in this Article II, Section 8. In the event of a nomination by a Nominating Stockholder that includes more than one (1) Eligible Stockholder, any and all requirements and obligations for a given Eligible Stockholder or, except as the context otherwise makes clear, the Nominating Stockholder that are set forth in this Article II, Section 8(c), including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder cease to satisfy the eligibility requirements in this Article II, Section 8(c), as determined by the Board of Directors, or withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders.

As used in this Article II, Section 8(c), any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one (1) Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.

(iii)    The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(iv)    For purposes of this Article II, Section 8(c), an Eligible Stockholder “owns” only those outstanding shares of the Corporation’s common stock as to which such Eligible Stockholder possesses both: (A) the full voting and investment rights pertaining to such shares and (B) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that, the number of shares calculated in accordance with clauses (A) and (B) shall not include (and to the extent any of the following arrangements have been entered into by affiliates of the Eligible Stockholder, shall be reduced by) any shares: (1) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Stockholder, (3) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that, the Eligible Stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Article II, Section 8(c)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(v)    No Eligible Stockholder shall be permitted to be in more than one (1) group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one (1) group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(vi)    Nomination Notice. To nominate a Stockholder Nominee pursuant to this Article II, Section 8(a), the Nominating Stockholder (including each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders) must have delivered to the Secretary of the Corporation, and the Secretary must have received, all of the following information and documents in a form that the Board of Directors determines acceptable (collectively, the “Nomination Notice”), not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders (and in no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

(A)    one (1) or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination

Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Minimum Number of shares;

(B)    an agreement to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;

(C)    a Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder, as applicable, in accordance with Securities and Exchange Commission rules;

(D)    the written consent of each Stockholder Nominee to being named as a nominee in any proxy statement, form of proxy and ballot relating to the next annual meeting as a Stockholder Nominee (and stating that such Stockholder Nominee will not agree to be named in any other person’s proxy statement, form of proxy or ballot with respect to the Corporation) and to serving as a director if elected;

(E)    a written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder: (1) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Article II, Sections 3 and 4; (2) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (3) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (4) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (5) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors; (6) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (7) a representation and warranty that each Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (8) a representation and warranty that each Stockholder Nominee: (A) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be deemed not independent, and otherwise qualifies as independent, pursuant to the Corporation’s Statement of Corporate Governance Principles (as amended from time to time or any successor policy), the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded and any applicable rules of the Securities and Exchange Commission; (B) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded; is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (D) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee; and (F) meets the director qualifications set forth in these Bylaws and the Statement of Corporate Governance Principles, if any; (9) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Article II, Section 8(c); (10) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Article II, Section 8(c) through the date of the annual meeting; (11) details of any position of a Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the Nomination Notice; (12) if desired, a Supporting Statement; (13) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one (1) Eligible Stockholder who is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination; and (14) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Article II, Section 8;

(F)    an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including, in the case of a group, each Eligible Stockholder in that group) agrees: (1) to comply with all applicable laws, rules, regulations and listing standards in connection with the nomination, solicitation and election and to promptly provide the Corporation with such other information as the Corporation may reasonably request; (2) to file any written solicitation or other communication with the Corporation’s stockholders relating to one (1) or more of the Corporation’s directors or nominees for director or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of or relating to (x) any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice (and any other information provided to the Corporation in connection therewith), (y) the Nominating Stockholder’s efforts to elect any of its Stockholder Nominees or (z) a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under these Bylaws; (4) to indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders) the Corporation and its affiliates and each of its and their directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its affiliates or its or their directors, officers or employees arising out of or relating to (x) any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice (and any other information provided to the Corporation in connection therewith), (y) the Nominating Stockholder’s efforts to elect any of its Stockholder Nominees or (z) a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under these Bylaws; (5) in the event that any information included in the Nomination Notice or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly

(and in any event within forty-eight (48) hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; it being understood that providing any such notification will not be deemed to cure any defect or limit the remedies (including, without limitation, under these Bylaws) available to the Corporation relating to any such defect; and (6) in the event that the Nominating Stockholder (including any Eligible Stockholder in a group) has failed to continue to satisfy the eligibility requirements described in Article II, Section 8(c), to promptly notify the Corporation; and

(G)    an executed agreement, in a form deemed satisfactory by the Board of Directors, by each Stockholder Nominee: (1) to provide to the Corporation such other information and certifications, including completion of the Corporation’s director nominee questionnaire, as the Board of Directors may reasonably request; (2) at the reasonable request of the Board of Directors or any committee, to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors or any committee, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; (3) that such Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Statement of Corporate Governance Principles and any other Corporation policies and guidelines applicable to directors; and (4) that such Stockholder Nominee is not and will not become a party to (A) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, candidacy, service or action as a director of the Corporation that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, (B) any agreement, arrangement or understanding with any person or entity as to how such Stockholder Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice or (C) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Article II, Section 8(c)(vi) to be provided by the Nominating Stockholder shall be: (i) provided with respect to and executed by each Eligible Stockholder in the group in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders; and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one (1) or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Article II, Section 8(c)(vi) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to and received by the Secretary of the Corporation. In order to be considered timely, any information required by this Article II, Section 8 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth (5th) day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting.

(d)    Exceptions.

(i)    Notwithstanding anything to the contrary contained in this Article II, Section 8, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if: (1) the Corporation receives a notice pursuant to the advance notice requirements set forth in Article II, Section 3 that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation; (2) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Article II, Section 8, the Nominating Stockholder withdraws its nomination or the chairman of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Article II, Section 8 and shall therefore be disregarded; (3) the Board of Directors determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (4) such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Article II, Section 8 at one (1) of the Corporation’s two (2) preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than twenty-five percent (25%) of the shares of common stock entitled to vote for such Stockholder Nominee; (5) such Stockholder Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; (6) the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or such Stockholder Nominee has failed to continue to satisfy the eligibility requirements, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Article II, Section 8; (7) such Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (8) such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933; or (9) such Stockholder Nominee is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors.

(ii)    Notwithstanding anything to the contrary contained in this Article II, Section 8, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Nomination Notice, if the Board of Directors determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (3) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation; or (4) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

ARTICLE 3

DIRECTORS

Section 1.    Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all powers of the Corporation and perform all lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or performed by the stockholders.

Section 2.    Number and Tenure. Subject to the rights of the holders of any class or series of Preferred Stock, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Except as otherwise provided in the Certificate of Incorporation, subject to the rights of the holders of any series of Preferred Stock provided for or fixed pursuant to the Certificate of Incorporation (the “Preferred Stock Directors”), the Board of Directors shall be divided, with respect to the time for which they severally hold office, into three (3) classes, designated Class I, Class II and Class III, as nearly equal in number as reasonably possible. The first (1st) term of office for the Class I directors shall expire at the 2023 annual meeting of stockholders. The first (1st) term of office for the Class II directors shall expire at the 2024 annual meeting of stockholders. The first (1st) term of office for the Class III directors shall expire at the 2025 annual meeting of stockholders. At the 2023 annual meeting of stockholders, the Class I directors shall be elected for a term of office to expire at the 2026 annual meeting of stockholders. At the 2024 annual meeting of stockholders, the Class II directors shall be elected for a term of office to expire at the 2026 annual meeting of stockholders. At the 2025 annual meeting of stockholders, the Class III directors shall be elected for a term of office to expire at the 2026 annual meeting of stockholders. Commencing at the 2026 annual meeting of stockholders and at all subsequent annual meetings of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the DGCL, and all directors shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders. Prior to the 2026 annual meeting of stockholders, in case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal in number as reasonably possible.

Section 3.    Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders, or such other date, time and place as the Board of Directors may determine. The Board of Directors may, by resolution, provide the date, time and place, if any, for the holding of additional regular meetings without other notice than such resolution.

Section 4.    Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, date and time of the meetings.

Section 5.    Telephone Meetings. Any or all directors may participate in a meeting of the Board of Directors or a committee thereof by means of conference telephone or videoconference or any means of communication by which all persons participating in the meeting are able to hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 6.    Notice of Meetings. Notice of any special meeting of directors shall be given to each director at such person’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, email or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by email, facsimile transmission, telephone or by hand, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article VIII, Section 2 of these Bylaws.

Section 7.    Quorum. Subject to Article III, Section 8 of these Bylaws, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of

Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 8.    Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office until the next election of the class, if any, for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. Notwithstanding the foregoing, from and after the 2026 annual meeting of stockholders, any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 9.    Chairman of the Board of Directors. The Chairman of the Board of Directors shall be chosen from among the directors and may be the Chief Executive Officer. The Chairman shall preside over all meetings of the Board of Directors. In the absence of the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, or another director, in the order designated by the Chairman of the Board of Directors, shall preside at meetings of the Board of Directors.

Section 10.    Committees. The Board of Directors may designate any such committee as the Board of Directors considers appropriate, which shall consist of one (1) or more directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors as appropriate.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article III, Section 6 of these Bylaws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one (1) or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

Section 11.    Removal. Subject to the rights of the holders of any series of Preferred Stock, any director(s) of the Corporation may be removed from office at any time by the affirmative vote of the holders of at least a majority of the Voting Stock (a) until the 2026 annual meeting of stockholders or such other time as the Board of Directors is no longer classified under Section 141(d) of the DGCL, only for cause by the affirmative vote of the holders of a majority of the Voting Stock and (b) from and including the 2026 annual meeting of stockholders or such other time as the Board of Directors is no longer classified under Section 141(d) of the DGCL, with or without cause, by the affirmative vote of the holders of a majority of the Voting Stock.

Section 12.    Action Without a Meeting. The Board of Directors or a committee thereof may take any action required or permitted to be taken at any meeting of the Board of Directors or committee, as the case may be, without a meeting if, prior or subsequent to such action, all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 13.    Compensation of Directors. The Board of Directors may, by the affirmative vote of a majority of the directors then in office, fix fees or compensation of the directors for services to the Corporation, including attendance at meetings of the Board of Directors or committees thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE 4

OFFICERS

Section 1.    Elected Officers. The elected officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers or assistant officers as the Board of Directors from time to time may deem proper. Any number of offices may be held by the same person. All officers and assistant officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers and assistant officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect such other officers and assistant officers (including one (1) or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Assistant officers and agents also may be appointed by the Chief Executive Officer. Such other officers, assistant officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chief Executive Officer, as the case may be.

Section 2.    Election and Term of Office. The elected officers of the Corporation shall be elected by the Board of Directors. Each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s earlier death, resignation or removal.

Section 3.    Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management and supervision over and responsibility for the business and affairs of the Corporation and shall perform all duties incident to the office which may be required by applicable law and all such other duties as are properly required of the Chief Executive Officer by the Board of Directors. The Chief Executive Officer of the Corporation may also serve as President, if so elected by the Board of Directors.

Section 4.    President. If the Board of Directors elects a President who is not the Chief Executive Officer, the President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs.

Section 5.    Vice Presidents. Each Vice President, including any Vice President designated as Executive, Senior, or otherwise, shall have such powers and shall perform such duties as shall be assigned to such Vice President by the Board of Directors, the Chief Executive Officer or the President.

Section 6.    Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall, in general, perform all the duties incident to the office of Treasurer and shall have such further powers and duties as shall be prescribed from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 7.    Secretary. The Secretary shall keep or cause to be kept, in one (1) or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders. The Secretary shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law. The Secretary shall see that the books, reports, statements, certificates and other documents and records required by applicable law to be kept and filed are properly kept and filed. The Secretary shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such Secretary by the Board of Directors, the Chief Executive Officer or the President.

Section 8.    Compensation of Assistant Officers and Agents. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have the authority to fix and determine, and change from time to time, the compensation of all assistant officers and agents of the Corporation elected or appointed by the Board of Directors or by the Chief Executive Officer, including, but not restricted to, monthly or other periodic compensation and incentive or other additional compensation.

Section 9.    Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed from office with or without cause by the affirmative vote of a majority of the Whole Board. Any assistant officer or agent appointed by the Chief Executive Officer may be removed from office by the Chief Executive Officer with or without cause. No elected officer or assistant officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, or his or her resignation or removal from office, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 10.    Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer or the President because of death, resignation, or removal may be filled by the Chief Executive Officer or the President.

ARTICLE 5

STOCK CERTIFICATES AND TRANSFERS

Section 1.    Stock; Transfers. Unless otherwise determined by the Board of Directors, the interest of each stockholder of the Corporation will be uncertificated.

The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, if any, by the holder thereof in person or by such person’s attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

The certificates of stock, if any, shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated (if any) and uncertificated form.

Section 2.    Lost, Stolen or Destroyed Certificates. As applicable, no certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person’s discretion require.

Section 3.    Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 4.    Transfer and Registry Agents. The Corporation may from time to time maintain one (1) or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors or by the Chief Executive Officer or the President.

ARTICLE 6

CONTRACTS, PROXIES, ETC.

Section 1.    Contracts. Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer and any other officer of the Corporation elected by the Board of Directors may sign, acknowledge, verify, make, execute and/or deliver on behalf of the Corporation any agreement, application, bond, certificate, consent, guarantee, mortgage, power of attorney, receipt, release, waiver, contract, deed, lease and any other instrument, or any assignment or endorsement thereof. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer or any other officer of the Corporation elected by the Board of Directors may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 2.    Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or any officer of the Corporation elected by the Board of Directors may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE 7

DIVIDENDS

Dividends may be declared and paid at such times and in such amounts as the Board of Directors may in its absolute discretion determine and designate, subject to the restrictions and limitations imposed by law and the Certificate of Incorporation.

ARTICLE 8

MISCELLANEOUS PROVISIONS

Section 1.    Seal. The corporate seal, if the Corporation shall have a corporate seal, shall have inscribed thereon the words “Corporate Seal, Delaware,” the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 2.    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.    Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary, or at such later time as is specified therein. Except to the extent specified in such notice, no formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

ARTICLE 9

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first (1st) day of October in each year and end on the thirtieth (30th) day of September next succeeding; provided that, the Board of Directors shall have the power, from time to time, to fix a different fiscal year of the Corporation by a duly adopted resolution.

ARTICLE 10

INDEMNIFICATION

Section 1.    Indemnification. Each person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (each such director or officer, hereinafter, an “indemnitee”), shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized or permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment or modification) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding had no reasonable cause to believe such person’s conduct was unlawful.

Section 2.    Advancement of Expenses. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each indemnitee shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred by such indemnitee in connection with a proceeding in advance of the final disposition of such proceeding; such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not, except to the extent specifically required by applicable law, in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise.

Section 3.    Determination of Indemnification. Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the indemnitee is proper in the circumstances, because such person has met the applicable standard of conduct set forth in the DGCL. With respect to an indemnitee who is a director or officer of the Corporation at the time of such determination, such determination shall be made (i) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion of such independent legal counsel, or (iv) by the stockholders.

Section 4.    Non-Exclusivity of Rights. The rights conferred on any person in this Article X shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or directors. Additionally, nothing in this Article X shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article X. The Board of Directors shall have the power to delegate to such officer or other person as the Board of Directors shall specify the determination of whether indemnification shall be given to any person pursuant to this paragraph.

Section 5.    Indemnification Agreements. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article X.

Section 6.    Continuation of Indemnification. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article X shall continue notwithstanding that the person has ceased to be an indemnitee and shall inure to the benefit of his or her estate, heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 7.    Effect of Amendment or Repeal. The provisions of this Article X shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as an indemnitee (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article X, the Corporation intends to be legally bound to each such current or former indemnitee. With respect to current and former indemnitees, the rights conferred under this Article X are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any indemnitee who commence service following adoption of these Bylaws, the rights conferred under this Article X shall be present contractual rights, and such rights shall fully vest, and be deemed to have vested fully, immediately upon such indemnitee’s service in the capacity which is subject to the benefits of this Article X. No elimination of or amendment to this Article X shall deprive any person of any rights hereunder arising out of alleged or actual acts or omissions occurring prior to such elimination or amendment.

Section 8.    Notice. Any notice, request or other communication required or permitted to be given to the Corporation under this Article X shall be in writing and either delivered in person or sent by telecopy, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 9.    Severability. If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE 11

AMENDMENTS

Section 1.    By the Stockholders. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended, altered, changed or repealed, or new Bylaws adopted, at any special meeting of the stockholders of the Corporation if duly called for that purpose (provided that, in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of the holders of a majority of the Voting Stock.

Section 2.    By the Board of Directors. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, these Bylaws may also be amended, altered, changed or repealed, or new Bylaws adopted, by the Board of Directors.